EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 15, 2017, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of PCTEL, Inc. on Form 10-K for the year ended December 31, 2016.  We consent to the incorporation by reference of said reports in the Registration Statements of PCTEL, Inc. on Forms S-8 (File No. 333-205754, effective July 20, 2015; File No. 333-198134, effective August 14, 2014; File No. 333-168222, effective July 20, 2010; File No. 333-135586, effective July 3, 2006; File No. 333-131020, effective January 13, 2006; File No. 333-122117, effective January 18, 2005; File No. 333-112621, effective February 9, 2004; File No. 333-106891, effective July 9, 2003; File No. 333-103233, effective February 14, 2003; File No. 333-82120, effective February 4, 2002; File No. 333-75204, effective December 14, 2001; File No. 333-70886, effective October 3, 2001; File No. 333-61926, effective May 30, 2001; and File No. 333-34910, effective April 17, 2000).

/s/ Grant Thornton LLP

Chicago, Illinois

March 15, 2017